UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 28, 2008
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Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.

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(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

6531 NW 18TH COURT
PLANTATION, FL 33313
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(Address of principal executive offices)

(954) 581-9800
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(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

See Item 5.02 below — “Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers —Employment and Stock Option Agreement for Chief Executive Officer.”

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment and Stock Option Agreements for Chairman and Interim Chief Executive Officer

On April 28, 2008, Imaging Diagnostic Systems, Inc. (the “Company”) entered into a two-year employment agreement (the “Agreement”) and an accompanying stock option agreement with Linda B. Grable, Chairman of the Board and Interim Chief Executive Officer.  The Agreement is for a two-year term commencing April 16, 2008, and provides an annual base salary of $144,000 per annum.  The option agreement provides an option to purchase 1,000,000 shares of the Company’s common stock which shall vest and become exercisable in one year from the date of the grant.  The option exercise price per share is $.045.

Attached and incorporated by reference: Exhibit 10.82 Employment Agreement and Exhibit 10.83 Stock Option Agreement.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits

10.82       Employment Agreement dated as of April 16, 2008, between Imaging Diagnostic Systems, Inc. and Linda B. Grable.
10.83       Stock Option Agreement dated as of April 16, 2008, between Imaging Diagnostic Systems, Inc. and Linda B. Grable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Date: May 5, 2008	By:	/s/ Allan L. Schwartz
Allan L. Schwartz
Executive Vice President and
Chief Financial Officer